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                      TRIDEX CORPORATION AND SUBSIDIARIES

                  EXHIBIT 11 COMPUTATION OF PER SHARE EARNINGS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                            FOR THE FISCAL YEARS ENDED
                                                                      -----------------------------------------
                                                                      APRIL 1, 1995               APRIL 2, 1994
                                                                      -------------               -------------
  Net income                                                            $    2,686                  $    1,613
                                                                        ==========                  ==========

  Shares:
  Average common shares outstanding                                      3,638,340                   3,326,561
  Dilutive effect of outstanding options and warrants
    as determined by the treasury stock method                             229,487                     334,717
                                                                        ----------                  ----------
                                                                         3,867,827                   3,661,278
                                                                        ==========                  ==========
  Earnings per common
    and common equivalent share:                                        $     0.69                  $     0.44
                                                                        ==========                  ==========


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